Exhibit 23.3

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 and the Registration Statement on Form S-3, respectively, of our report dated March 1, 1996, relating to the financial statements of Enigma Logic, Inc. for the year ended December 31, 1995, included in the Annual Report of Form 10-K of Secure Computing Corporation for the fiscal year ended December 31, 1997.


Price Waterhouse LLP


San Jose, California
March 27, 1998